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Emerson Reports Second Quarter 2019 Results

•	Net sales of $4.6 billion increased 8 percent, or 4 percent on an underlying basis

•	GAAP earnings per share were $0.84, up 11 percent versus prior year

•	Operating cash flow was up 7 percent to $533 million

•	Returned $1.6 billion to shareholders through the first half, including $1.0 billion of share repurchases

•	Updated full-year GAAP EPS guidance to $3.60 to $3.70

ST. LOUIS, May 7, 2019 – Emerson (NYSE: EMR) today reported results for the second quarter ended March 31, 2019.
Second quarter net sales were up 8 percent, with underlying sales up 4 percent excluding unfavorable currency of 2 percent and a positive impact from acquisitions of 6 percent. Underlying growth reflected broad-based global demand in process and hybrid end markets and continued strength in North American air conditioning and global professional tools markets. This was partially offset by softer conditions in global discrete manufacturing end markets and a slower than expected recovery in the Commercial & Residential Solutions Asia, Middle East & Africa business. Emerson's trailing three-month underlying orders growth remained in the 5 to 10 percent range in the first two months of the quarter but moderated to 4 percent in March as North America upstream oil and gas customers paused to assess full-year investment plans in light of oil price volatility, and discrete manufacturing end markets slowed globally. We expect growth to improve modestly through the second half of the year with underlying orders returning to the 5 to 10 percent range, supported by a strong macroeconomic backdrop for energy investment and continued improvement in the Commercial & Residential Solutions Asia, Middle East & Africa business.
Second quarter gross profit margin of 42.1 percent was down 70 basis points, reflecting unfavorable mix, modest dilution from recent acquisitions and $7 million of first year acquisition accounting charges related to the GE Intelligent Platforms business. Pretax margin of 14.8 percent and EBIT margin of 15.8 percent were down 70 basis points and 50 basis points, respectively, reflecting dilution from recent acquisitions. GAAP earnings per share were $0.84 in the quarter, up 11 percent compared with the prior year.
Second quarter operating cash flow was up 7 percent to $533 million, and free cash flow was up 3 percent to $414 million.
"Demand in the second quarter was healthy across the world areas. Automation Solutions continued to drive healthy mix across its three kinds of business – maintenance and repair spending, brownfield projects and greenfield investments,” said Chairman and Chief Executive Officer David N. Farr. "Trends in our Commercial & Residential Solutions end markets improved overall, and we are optimistic about returning to solid growth in the second half. We remain confident in the cycle and the mid-term and long-term growth outlook we discussed at our February investor conference.”

Business Platform Results
Automation Solutions net sales increased 9 percent in the quarter, with underlying sales up 7 percent excluding unfavorable currency of 3 percent and a positive impact from acquisitions of 5 percent. Continued broad-based demand across process and hybrid end markets drove 7 percent growth in the March trailing three-month underlying orders. Growth continued to reflect strong maintenance and repair (MRO) demand and brownfield investment activity focused on expansion and optimization of existing facilities. Large, long-cycle projects drove the March backlog up 5 percent year-over-year to $4.9 billion, providing good visibility into the second half of 2019 and early 2020.
In the Americas, underlying sales increased 9 percent, reflecting broad-based demand and continued strong MRO and small and mid-sized brownfield projects. The Industrial Solutions business, which primarily serves discrete manufacturing end markets through distribution, was positive but slowed compared with the first quarter, reflecting softer short-cycle demand and some rebalancing of channel inventory from last year's tariff impact and price increases.
Asia, Middle East & Africa underlying sales were up 6 percent, supported by continued infrastructure investment activity across the region. Europe was up 1 percent, reflecting steady demand in most key end markets, including oil and gas, chemicals and life sciences.
Margin decreased 90 basis points to 14.8 percent and was down 10 basis points to 15.6 percent excluding the Aventics and GE Intelligent Platforms acquisitions due to higher investment spending, foreign exchange losses and unfavorable mix.
For the full year, management reduced the high end of the expected growth range by one point to 7 to 9 percent net sales growth and 5 to 7 percent underlying sales growth, reflecting a lower outlook in North American upstream oil and gas markets and global discrete manufacturing end markets, partially offset by stronger expectations in Asia and Latin America. Given the lower 2019 sales expectation, we are taking actions to protect our full-year margin target and support strong profitability in the second half of the year – including right-sizing investment spending and accelerating some acquisition restructuring.

For the full year, margin is expected to be approximately 16.5 percent, consistent with our discussion at the February investor conference.
Commercial & Residential Solutions net sales increased 5 percent in the quarter, with underlying sales flat excluding unfavorable currency of 2 percent and a positive impact from acquisitions of 7 percent. March trailing three-month underlying orders were flat, below our February investor conference forecast of positive growth in the quarter. China has continued to improve as expected, and North American air conditioning demand remains solid, but these dynamics were offset by slower demand in Asia outside of China and weather and channel inventory adjustments that unfavorably impacted some markets in North America.
In the Americas, underlying sales were up 4 percent led by solid growth in residential and commercial air conditioning. Europe was up 2 percent, reflecting steady trends in professional tools and heating and air conditioning markets. Asia, Middle East & Africa was down 15 percent. China was down 16 percent, but is improving in line with our previous expectations. Softer than expected trends in southeast Asia and the Middle East have put the region two to three months behind the forecast laid out at our February investor conference.
Margin decreased 260 basis points to 21.0 percent and was down 150 basis points to 22.1 percent, excluding the Tools & Test acquisition. Compared with the first quarter, price-cost trended favorably and helped the business deliver over 40 percent sequential leverage on incremental sales – in line with our expectations. We expect the same level of sequential leverage in the third quarter and strong fourth quarter profitability with further easing of material cost pressures expected through the second half of the year, the lapping of Section 301 Tariffs in July, and the benefits of several cost actions.
For the full year, management expects approximately 7 percent net sales growth and approximately 2 percent underlying sales growth, reflecting continued improvement in Asia and a favorable outlook in the North American residential and commercial air conditioning markets. Given the lower 2019 sales expectation, we have slowed incremental growth investments and accelerated some cost actions to protect our full-year margin target. Margin is expected to be approximately 22 percent, consistent with the plan we laid out at our February investor conference.

2019 Outlook
The following table presents the updated 2019 guidance framework. The high end of the GAAP earnings per share range is reduced 5 cents to $3.60 to $3.70, which reflects lowered sales expectations, somewhat offset by improvement in the estimated full-year tax rate.

Sales Growth Guidance		EPS and Cash Flow Guidance
Net Sales Growth	7 – 8.5%	GAAP EPS	$3.60 – $3.70
Acquisitions Impact	5%	Tax Rate	~23%
Foreign Currency Translation Impact	(2%)	Operating Cash Flow	~$3.2B
Underlying Sales Growth	4 – 5.5%	Free Cash Flow	~$2.5B
Automation Solutions	5 – 7%
Commercial & Residential Solutions	~2%
“Our end markets are healthy around the world and we have momentum heading into the second half of the year, despite some crosswinds which we had embedded in our full year outlook in November and discussed at our February investor conference. Our very focused management process enhances our ability to adapt and deliver profitability targets," Farr said. "Given the slower first half sales growth, we are reducing the pace of investments and hiring as we continue to carefully track our end markets, and we are more quickly integrating acquisitions in both business platforms to set up a better cost structure in 2020.
"The capital spending cycle remains intact. The project funnel continues to grow even as we steadily convert long-cycle projects into backlog, which provides us improved visibility into the second half of 2019 and early 2020."

Upcoming Investor Events
Today, beginning at 2 p.m. Eastern Time, Emerson management will discuss the second quarter 2019 results during an investor conference call. Participants can access a live webcast available at www.emerson.com/financial at the time of the call. In addition to the usual participating members of Emerson senior management, Lal Karsanbhai, executive president of Automation Solutions, and Bob Sharp, executive president of Commercial & Residential Solutions, will join the call to give a brief update from their February investor day presentation. A replay of the call will remain available for 90 days.

Forward-Looking and Cautionary Statements
Statements in this press release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

(tables attached)

			Table 1
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Quarter Ended March 31		Percent
	2018	2019	Change

Net sales	$4,248	$4,570	8%
Costs and expenses:
Cost of sales	2,431	2,645
SG&A expenses	1,035	1,145
Other deductions, net	88	57
Interest expense, net	36	48
Earnings before income taxes	658	675	3%
Income taxes	169	150
Net earnings	489	525
Less: Noncontrolling interests in earnings of subsidiaries	7	5
Net earnings common stockholders	$482	$520	8%

Diluted avg. shares outstanding	636.0	618.1

Diluted earnings per share common share	$0.76	$0.84	11%

	Quarter Ended March 31
	2018	2019
Other deductions, net
Amortization of intangibles	$51	$60
Restructuring costs	9	10
Other	28	(13)
Total	$88	$57

			Table 2
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Six Months Ended March 31		Percent
	2018	2019	Change

Net sales	$8,064	$8,717	8%
Costs and expenses:
Cost of sales	4,633	5,031
SG&A expenses	2,030	2,222
Other deductions, net	166	107
Interest expense, net	74	91
Earnings before income taxes	1,161	1,266	9%
Income taxes	278	274
Net earnings	883	992
Less: Noncontrolling interests in earnings of subsidiaries	9	7
Net earnings common stockholders	$874	$985	13%

Diluted avg. shares outstanding	638.3	622.9

Diluted earnings per common share	$1.37	$1.58	15%

	Six Months Ended March 31
	2018	2019
Other deductions, net
Amortization of intangibles	$107	$117
Restructuring costs	24	20
Other	35	(30)
Total	$166	$107

		Table 3
EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended March 31
	2018	2019
Assets
Cash and equivalents	$2,444	$1,384
Receivables, net	2,741	2,911
Inventories	1,897	2,073
Other current assets	643	784
Total current assets	7,725	7,152
Property, plant & equipment, net	3,299	3,615
Goodwill	5,821	6,509
Other intangible assets	2,203	2,701
Other	737	1,094
Total assets	$19,785	$21,071

Liabilities and equity
Short-term borrowings and current
maturities of long-term debt	$1,833	$2,551
Accounts payable	1,603	1,730
Accrued expenses	2,362	2,349
Income taxes	147	84
Total current liabilities	5,945	6,714
Long-term debt	3,357	3,786
Other liabilities	1,946	1,999
Total equity	8,537	8,572
Total liabilities and equity	$19,785	$21,071

		Table 4
EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS, UNAUDITED)

	Six Months Ended March 31
	2018	2019
Operating activities
Net earnings	$883	$992
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	378	406
Changes in operating working capital	(363)	(530)
Other, net	46	(12)
Net cash provided by operating activities	944	856

Investing activities
Capital expenditures	(194)	(274)
Purchases of businesses, net of cash and equivalents acquired	(770)	(243)
Divestitures of businesses	221	5
Other, net	(42)	(65)
Cash used in investing activities	(785)	(577)

Financing activities
Net increase in short-term borrowings	782	851
Proceeds from long-term debt	—	1,135
Payments of long-term debt	(251)	(406)
Dividends paid	(618)	(607)
Purchases of common stock	(750)	(1,000)
Other, net	(6)	29
Cash provided by (used in) financing activities	(843)	2

Effect of exchange rate changes on cash and equivalents	66	10
Increase (Decrease) in cash and equivalents	(618)	291
Beginning cash and equivalents	3,062	1,093
Ending cash and equivalents	$2,444	$1,384

		Table 5
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended March 31
	2018	2019
Sales
Automation Solutions	$2,771	$3,010

Climate Technologies	1,128	1,092
Tools & Home Products	355	469
Commercial & Residential Solutions	1,483	1,561

Eliminations	(6)	(1)
Net sales	$4,248	$4,570

Earnings
Automation Solutions	$436	$444

Climate Technologies	253	226
Tools & Home Products	96	102
Commercial & Residential Solutions	349	328

Differences in accounting methods	55	65
Corporate and other	(146)	(114)
Interest expense, net	(36)	(48)
Earnings before income taxes	$658	$675

Restructuring costs
Automation Solutions	$7	$6

Climate Technologies	2	1
Tools & Home Products	—	2
Commercial & Residential Solutions	2	3

Corporate	—	1
Total	$9	$10

		Table 6
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Six Months Ended March 31
	2018	2019
Sales
Automation Solutions	$5,343	$5,809

Climate Technologies	2,050	1,972
Tools & Home Products	685	927
Commercial & Residential Solutions	2,735	2,899

Eliminations	(14)	9
Net sales	$8,064	$8,717

Earnings
Automation Solutions	$822	$851

Climate Technologies	418	372
Tools & Home Products	183	193
Commercial & Residential Solutions	601	565

Differences in accounting methods	106	124
Corporate and other	(294)	(183)
Interest expense, net	(74)	(91)
Earnings before income taxes	$1,161	$1,266

Restructuring costs
Automation Solutions	$17	$11

Climate Technologies	7	4
Tools & Home Products	—	4
Commercial & Residential Solutions	7	8

Corporate	—	1
Total	$24	$20

Reconciliations of Non-GAAP Financial Measures & Other			Table 7

Reconciliations of Non-GAAP measures (denoted by *) with the most directly comparable GAAP measure (dollars in millions, except per share amounts):

Q2 2019 Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	9%	5%	8%
(Favorable) / Unfavorable FX	3%	2%	2%
Acquisitions	(5)%	(7)%	(6)%
Underlying*	7%	–%	4%

FY 2019E Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	7 - 9%	~ 7%	7 - 8.5%
(Favorable) / Unfavorable FX	~ 2%	~ 1%	~ 2%
Acquisitions	~ (4)%	~ (6)%	~ (5)%
Underlying*	5 - 7%	~ 2%	4 - 5.5%

EBIT Margin	Q2 FY18	Q2 FY19	Change
Pretax margin (GAAP)	15.5%	14.8%	(70) bps
Interest expense, net	0.8%	1.0%	20 bps
Earnings before interest and taxes margin*	16.3%	15.8%	(50) bps

Automation Solutions Segment EBIT Margin	Q2 FY18	Q2 FY19	Change
Automation Solutions Segment EBIT margin (GAAP)	15.7%	14.8%	(90) bps
Aventics & GE Intelligent Platforms impact	—%	0.8%	80 bps
Automation Solutions Segment EBIT margin, excluding	15.7%	15.6%	10 bps
Aventics and GE Intelligent Platforms*

Commercial & Residential EBIT Margin	Q2 FY18	Q2 FY19	Change
Commercial & Residential EBIT margin (GAAP)	23.6%	21.0%	(260) bps
Tools & Test impact	—%	1.1%	110 bps
Commercial & Residential EBIT margin, excluding	23.6%	22.1%	(150) bps
Tools & Test*

Q2 Cash Flow	Q2 FY18	Q2 FY19	Change
Operating cash flow (GAAP)	$497	$533	7%
Capital expenditures	(98)	(119)	(4)%
Free cash flow*	$399	$414	3%

FY 2019E Cash Flow	FY 2019E
Operating cash flow (GAAP)	$3,200
Capital expenditures	~ (650)
Free cash flow*	$2,500

Note: Underlying sales and orders exclude the impact of acquisitions, divestitures and currency translation.

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